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                                                                     Exhibit 3.4


                                   AMENDMENT
                                      TO
                                    BY-LAWS
                                      OF
                        GREEN TREE MANUFACTURED HOUSING
                      NET INTEREST MARGIN FINANCE CORP. I


     Pursuant to Section 109 of the Delaware General Corporation Law, and in accordance with the Certificate of Incorporation of the Corporation, as amended, the Bylaws are hereby amended as follows:

     ARTICLE VII, Dividends. The following sentence shall be added to the end of the section:

     "Provided, however, that the Corporation may declare and pay dividends only in the event that the Corporation has paid off in full all of its future liabilities."

     This amendment shall be effective immediately.



Dated: March 23, 1994                  /s/ Drew S. Backstrand
                                       ---------------------------
                                       Drew S. Backstrand
                                       Assistant Secretary